Exhibit 10.1

                             VIRGINIA COMMERCE BANK
                             1998 STOCK OPTION PLAN

         1.  PURPOSE OF THE PLAN.

         The purpose of this Virginia Commerce Bank 1998 Stock Option Plan (the "Plan") is to advance the interests of the Bank through providing selected key Employees and Non-Employee Directors of the Bank with the opportunity to acquire Shares. By encouraging such stock ownership, the Bank seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to key Employees and Non-Employee Directors of the Bank to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests between key employees, directors and other shareholders.

         2.  DEFINITIONS.

         As used herein, the following definitions shall apply.

         (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

         (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

         (c) "Awards" shall mean a grant of Options, unless the context clearly indicates a different meaning.

         (d)  "Bank" shall mean Virginia Commerce Bank.

         (e)  "Board" shall mean the Board of Directors of the Bank.

         (f) "Change in Control" shall mean any one of the following events occurring after the Effective Date: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Bank`s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank's directors, (3) the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a "group" (within the meaning of
Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of the Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

         (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (h) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof, or in the absence thereof, the Personnel and Compensation Committee of the Board.

         (i) "Common Stock" shall mean the common stock, par value $1.00 per share, of the Bank.

         (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director of the Bank. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, an Affiliate or a successor.

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         (k)  "Effective  Date" shall mean the date  specified  in Paragraph 13 hereof.

         (l) "Employee" shall mean any person employed by the Bank or by an Affiliate.

         (m) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

         (n) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

         (o) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

         (p) "Non-Employee Director" shall mean any member of the Board who is a "non-employee director" within the meaning of Rule 16b-3.

         (q) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

         (r)  "Option" means an ISO and/or a Non-ISO.

         (s) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

         (t) "Participant" shall mean any person who receives an Award pursuant to the Plan.

         (u)  "Plan"  shall mean the Virginia  Commerce  Bank 1998 Stock Option
Plan.

         (v) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         (w)  "Share" shall mean one share of Common Stock.

         3.  TERM OF THE PLAN AND AWARDS.

         (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

         (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an ISO granted to an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

         4.  SHARES SUBJECT TO THE PLAN.

         Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 100,000 Shares. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

         5.  ADMINISTRATION OF THE PLAN.

         (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall

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consist  of not less than three (3)  members  of the Board who are  Non-Employee
Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by Personnel and Compensation Committee of the Board.

         (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

         (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Bank and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option,
(ii) the number of Shares  subject  to, and the  expiration  date of, the Award,
(iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award, and (v) whether the Option is an ISO or a Non-ISO.

         The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Bank and to cause them to be delivered to the recipients of Awards.

         (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Bank in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Bank's Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

         6.  GRANT OF OPTIONS.

         (a) General Rule. In its sole discretion, the Committee may grant Options to Employees of the Bank or its Affiliates, and may grant Non-ISOs to Employees and to Non-Employee Directors of the Bank and its Affiliates.

         (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Bank or any present or future Parent or Subsidiary of the Bank) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph or designation of an Option as an ISO, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

         7.  EXERCISE PRICE FOR OPTIONS.

         (a) Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Bank's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

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         (b) Standards for  Determining  Exercise  Price. If the Common Stock is
listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

         (c) Reissuance of Options. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Participant and to reissue new Options at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the Exercise Price.

         8.  EXERCISE OF OPTIONS.

         (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

         (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Bank (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Bank at the Bank's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

         (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, (i) a Non-ISO may be exercised by a Non-Employee Director Participant at any time (but not later than the date on which the Non-ISO would otherwise expire), and (ii) an ISO or Non-ISO may be exercised by an Employee Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of:

         (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Bank (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such ISO shall expire on the date of such termination;

         (2) Death, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

         (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then to the extent

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         that the  Participant  would have been  entitled  to  exercise  the ISO immediately prior to his Permanent and Total Disability, such ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant's death or Permanent and Total Disability.

         (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

         9.  CHANGE IN CONTROL

         (a) General Rule. Notwithstanding the provisions of any Award which provide for its exercise or vesting in installments, all Options shall be immediately exercisable and fully vested upon a Change in Control. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

         (b) Exception to General Rule. Notwithstanding subparagraph (a) of this Paragraph, in no event may an Option be cancelled in exchange for cash, within the six-month period following the date of its grant.

         10.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

         (a) Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price thereof shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Bank which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Bank. Notwithstanding the foregoing, the number of shares subject to issuance upon the exercise of Options granted under this Plan shall not be adjusted to reflect the ten percent stock split to be effected by the subdivision proposed for approval by the stockholders of the Bank at the annual meeting of stockholders held on April 29, 1998, if approved at that meeting.

         (b) Transactions in which the Bank is Not the Surviving Entity. Subject to Paragraph 9 hereof, in the event of (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Bank's assets (any of the foregoing to be referred to herein as a "Transaction"), all Awards outstanding at the effectiveness of such Transaction shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive --

         (1) for each Share then subject to an outstanding Award the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options; or

         (2) a cash payment (from the Bank or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award.

         (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

         (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of

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stock or  securities,  such new,  additional,  or  different  shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

         (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Bank or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

         11.  NON-TRANSFERABILITY OF AWARDS.

         Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

         12.  TIME OF GRANTING AWARDS.

         The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

         13.  EFFECTIVE DATE.

         The Plan shall be effective as of May 30, 1998. Awards may be made prior to approval of the Plan by the stockholders of the Bank if the exercise of Awards in the form of Options are conditioned upon stockholder approval of the Plan.

         14.  APPROVAL BY STOCKHOLDERS.

         The Plan shall be approved by  stockholders  of the Bank within  twelve
(12) months before or after the Effective Date.

         15.  MODIFICATION OF AWARDS.

         At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

         16.  AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

         17.  CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative

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and null and void, and shall not affect the validity of the remaining provisions of the Plan.

         (b) Special Circumstances. The inability of the Bank to obtain approval from any regulatory body or authority deemed by the Bank's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Bank may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

         18.  RESERVATION OF SHARES.

         The Bank, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         19.  WITHHOLDING TAX.

         The Bank's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Bank withhold Shares, or to deliver to the Bank Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Bank, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Bank may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         20.  NO EMPLOYMENT OR OTHER RIGHTS.

         In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with the Bank, the Bank, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

         21.  GOVERNING LAW.

         The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia except to the extent that federal law shall be deemed to apply.